                                                                    Exhibit 24.1

                               POWER OF ATTORNEY
                               -----------------

     KNOW ALL PERSONS BY THESE PRESENTS, that each officer and/or director of Evans & Sutherland Computer Corporation whose signature appears below constitutes and appoints James R. Oyler and Gary E. Meredith, or either of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign in the name and on behalf of the undersigned, as a director and/or officer of said corporation, the Annual Report on Form 10-K of Evans & Sutherland Computer Corporation for the year ended December 30, 1994, and any and all amendments to such Annual Report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney's-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney's-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney this 21st day of February, 1995.


              Signature                        Title                  Date
              ---------                        -----                  ----

     /s/ STEWART CARRELL
-------------------------------    Chairman of the Board of     February 21, 1995
Stewart Carrell                          Directors

      /s/ JAMES R. OYLER
-------------------------------    President and Chief          February 21, 1995
James R. Oyler                     Executive Officer
                                   (Principal Executive
                                   Officer) and Director

      /s/ GARY E. MEREDITH
-------------------------------    Vice President and Chief     February 21, 1995
Gary E. Meredith                   Financial Officer
                                   (Principal Financial and
                                   Accounting Officer)


               Signature                  Title                  Date
               ---------                  -----                  ----
   /s/ HENRY N. CHRISTIANSEN
-------------------------------       Director              February 21, 1995
Henry N. Christiansen


    /s/ PETER O. CRISP
-------------------------------       Director              February 21, 1995
Peter O. Crisp


    /s/ IVAN E. SUTHERLAND
-------------------------------       Director              February 21, 1995
Ivan E. Sutherland


   /s/ JOHN E. WARNOCK
-------------------------------       Director              February 21, 1995
John E. Warnock


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